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                                                                   Exhibit T3E.1

                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                               Alexandria Division

IN RE MICROSTRATEGY INC. SECURITIES       )    Civil Action No. 00-473-A
LITIGATION                                )
__________________________________________)

            NOTICE OF PENDENCY OF CLASS ACTION AND PARTIAL SETTLEMENT
            ---------------------------------------------------------

TO: ALL PERSONS WHO PURCHASED THE COMMON STOCK OR CALL OPTIONS, OR SOLD PUT OPTIONS, OF MICROSTRATEGY INCORPORATED ("MICROSTRATEGY" OR THE "COMPANY") DURING THE PERIOD JUNE 11, 1998 THROUGH MARCH 20, 2000, INCLUSIVE (THE "CLASS").

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY A CLASS ACTION LAWSUIT AND PROPOSED PARTIAL SETTLEMENT PENDING IN THIS COURT.

                 SUMMARY OF THE STIPULATION AND RELATED MATTERS
                 ----------------------------------------------

Purpose of this Notice
----------------------

     1. This Notice is given pursuant to Rule 23 of the Federal Rules of Civil Procedure and Orders of the Court dated August 10, 2000, as subsequently amended on August 25, 2000, November 8, 2000, and January 19, 2001. The purpose of this Notice is to inform you that the above-captioned action (the "Action") has been certified to proceed as a class action, and to advise you of a proposed Stipulation of Settlement with certain Defendants dated January 11, 2001 (the "Stipulation") which would settle this Action with some, but not all, of the Defendants. The Action will affect all Class Members' rights. This Notice describes rights you may have with respect to the certification of the Action as a class action and under the proposed Stipulation, and what steps you may take in relation thereto. This Notice is not an expression of any opinion by the Court as to the merits of any claims or any defenses asserted by any party in this Action, or the fairness or adequacy of the proposed Stipulation.

Class Recovery Under the Proposed Partial Settlement
----------------------------------------------------

     2. Pursuant to the Stipulation described herein, defendants MicroStrategy, Michael J. Saylor, Sanju K. Bansal, Mark S. Lynch, Stephen S. Trundle, Ralph S. Terkowitz and Frank A. Ingari (collectively, the "Settling Defendants") have entered into an agreement to settle the claims against them in this Action for the payments to the Class described in this paragraph. The consideration consists of MicroStrategy Class A common stock, notes, and warrants, each of which will be freely tradable. At the time the agreement was negotiated in October 2000, it was estimated that as of the time the settlement will be presented to the Court, approximately April, 2001, the securities in total (defined as the "Settlement Consideration " and described in greater detail in paragraph 26 below) would have a market value of approximately one hundred thirty seven million five hundred thousand ($137,500,000) dollars. All of these securities will be publicly listed and traded on the securities markets and, therefore, when received, may be sold or held. It should be noted that since the time that the terms of the agreement were negotiated the estimated market value of the Settlement Consideration has fluctuated and may continue to do so in the future. However, the principal amount of the notes ($80.5 million) and the interest rate (7.5%) is fixed. Likewise, the number of warrants (1.9 million) will not change, although the exercise price may vary within a range of between $40 and $50 per share depending on the price of MicroStrategy just prior to the Settlement Hearing. With respect to the Class A common stock component, in the event that just prior to the commencement of the Settlement Hearing the price of MicroStrategy Class A common stock is less than thirty dollars ($30) per share, then MicroStrategy will issue a sufficient number of shares of Class A common stock such that the common stock component of the Settlement Consideration is worth at least sixteen million five hundred thousand dollars ($16,500,000) when valued just prior to the Settlement Hearing. Plaintiffs estimate that there were approximately 11.75 million shares of MicroStrategy Class A common stock traded during the period June 11, 1998 through March 20, 2000, inclusive (the "Class Period") which may have been damaged as a result of the wrongdoing alleged in the Action (the "Damaged Shares"). Plaintiffs estimate that the average gross recovery per each Damaged Share will be at least $6.85 principal amount of Notes, 0.16 Warrants and $1.40 worth of Class A shares per Damaged Share. As described more fully below, since the Notes will be issued in $100 denominations, a Class Member must have purchased at least 15 Damaged Shares to be eligible for gross Settlement Consideration that will include one whole Note. Similarly, a Class Member must have purchased at least 7 Damaged Shares to be eligible for gross Settlement Consideration that will include one whole Warrant. In the event that a Class Member would be entitled to a fractional portion of a Note, Warrant and/or a share of Class A common stock, then MicroStrategy shall be entitled to pay cash or Class A common stock in lieu of the fractional portion(s). Except for such fractional portions which MicroStrategy may elect to pay in cash or common stock, Class Members will receive their proportionate share of each of the three types of securities included in the Settlement Consideration and may not elect among the securities. The gross Settlement Consideration to be distributed to Class Members is subject to reduction based on the amount of attorneys' fees and expenses which may be awarded by the Court, as described in paragraph 6 below.

     3. The actual amount of the Settlement Consideration any Class Member will be eligible to receive is dependent upon (i) the amount of attorneys' fees and expenses, awarded by the Court from the gross Settlement Consideration, as described in paragraph 6 below, and other costs of Notice to the Class and administration of the Settlement; (ii) the number of claims actually submitted, which, if less than

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all Damaged Shares, could increase the amount for which each Class Member is eligible; and (iii) the price actually paid by a Class Member on his, her or its purchase of shares of MicroStrategy common stock during the Class Period, and whether those shares were held at the end of the Class Period or sold during the Class Period and, if sold, when they were sold and at what price, as set forth in the Plan of Allocation described in paragraphs 33-38 below, or such other Plan of Allocation as may be approved by the Court.

Statement of Potential Outcome of Case
--------------------------------------

     4. Defendants have denied wrongdoing of any kind whatsoever or any liability to Plaintiffs or the Class. Plaintiffs and Defendants disagreed on both liability and damages and do not agree on the average amount of damages per share that would be recoverable if Plaintiffs were to have prevailed on each claim alleged. In addition to the numerous risks of litigation and liability issues on which the parties disagree, the damage-related issues on which the parties disagree include: (i) the appropriate economic model for determining the amount by which MicroStrategy's common stock and options were allegedly artificially inflated (if at all) during the Class Period; (ii) the amount by which MicroStrategy's common stock and options were allegedly artificially inflated (if at all) during the Class Period; (iii) the effect of various market forces influencing the trading price of MicroStrategy's securities at various times during the Class Period; (iv) the extent to which external factors such as general market and industry conditions, influenced the trading price of MicroStrategy's securities at various times during the Class Period; (v) the extent to which the various matters that Plaintiffs alleged were materially false or misleading influenced (if at all) the trading price of MicroStrategy's common stock and options at various times during the Class Period; and (vi) the extent to which the various allegedly adverse material facts that Plaintiffs alleged were omitted influenced (if at all) the trading price of MicroStrategy's securities at various times during the Class Period.

     5. The Settling Defendants deny that they are liable to the Plaintiffs or the Class and deny that Plaintiffs or the members of the Class have suffered any damages.

Statement of Attorneys' Fees and Costs Sought
---------------------------------------------

     6. Plaintiffs' counsel intend to apply for fees of up to one-third (33 1/3%) of the Settlement Consideration, and for reimbursement of expenses incurred in connection with the prosecution of this Action in an amount of up to $1,250,000, or an average of $2.39 in Notes, 0.0539 of a Warrant and $0.54 worth of Class A shares, per Damaged Share. The payment will be in the same proportion of common stock, notes and warrants as received per Damaged Share by eligible Class Members. Such amounts as may be awarded by the Court will reduce the gross Settlement Consideration which will be available for distribution to Class Members. Plaintiffs' counsel have expended considerable time and effort in the prosecution of this litigation on a contingent fee basis, and have advanced the expenses of the litigation, in the expectation that if they were successful in obtaining a recovery for the Class they would be paid from such recovery. In this type of litigation it is customary for counsel to be awarded a percentage of the common fund recovery as their attorneys' fees. Plaintiffs' counsel will not be paid until the first distribution to Class Members.

Further Information
-------------------

     7. Further information regarding the Action and this Notice may be obtained by contacting Plaintiffs' Co-Lead Counsel: Steven G. Schulman, Esq., Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119, Telephone (212) 594-5300; or Fred Taylor Isquith, Esq., Wolf Haldenstein Adler Freeman & Herz LLP, 270 Madison Avenue, New York, New York 10016, Telephone (212) 545-4600.

Reasons for the Stipulation
---------------------------

     8. The principal reason for the Stipulation is the benefit to be provided to the Class now.

                          NOTICE OF SETTLEMENT HEARING
                          ----------------------------

     9. NOTICE IS HEREBY GIVEN, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Eastern District of Virginia, Alexandria Division (the "Court") dated January 19, 2001, that a hearing will be held before the Honorable T. S. Ellis, III, in Courtroom No. 900 of the United States District Court for the Eastern District of Virginia, 401 Courthouse Square, Alexandria, Virginia 22314, at 10:00 a.m., on April 2, 2001 (the "Settlement Hearing") to determine whether the proposed partial settlement of the Action, is fair, reasonable and adequate, to consider the proposed Plan of Allocation for the settlement proceeds, to consider whether the securities to be issued pursuant to the Stipulation should be exempt from registration with the Securities and Exchange Commission pursuant to Section 3(a)(10) of the Securities Act of 1933, 15 U.S.C. (S)77c(a)(10), and may be distributed to Class Members as freely tradeable securities, and to consider the application of Plaintiffs' counsel for attorneys' fees and reimbursement of expenses.

                          NOTICE OF CLASS CERTIFICATION
                          -----------------------------

     10. The Court has (i) conditionally certified the Action to proceed as a class action on behalf of all persons or entities who, during the period June 11, 1998 through March 20, 2000, inclusive, purchased MicroStrategy common stock or call options or sold MicroStrategy put options, and who were allegedly damaged thereby (the "Class"), (ii) conditionally certified a subclass, defined as all persons or entities who purchased MicroStrategy common stock contemporaneously (within one day) with the sale of MicroStrategy common stock by Defendant Stephen S. Trundle who traded MicroStrategy common stock on October 25, 1999, and who were allegedly damaged thereby (the "Certified Subclass"). Excluded from the Class and Certified Subclass are Defendants (as defined at paragraph 14 below), any person, firm, trust, corporation or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated

                                       2

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with any of the Defendants, the partners, principals, officers, directors, employees, affiliates, legal representatives, heirs, predecessors, successors and assigns of Defendants, and the immediate family members of any such individual.

     11. For the purposes of the Stipulation only, a "Settlement Subclass" has also been certified which expands the Certified Subclass to include "all members of the Class who purchased MicroStrategy common stock contemporaneously with sales of MicroStrategy common stock by any of the individual Defendants, that is on one or more of the following dates: July 26, 27, 28 or 29, 1999, August 16, 17 or 18, 1999, October 21, 22, 25, 26, 27, 28, or 29, 1999, November 1, 18, 19,
or 22, 1999, February 28 or 29, 2000 or March 1, 2000." Anyone excluded from the Class is also excluded from the Settlement Subclass.

     12. If the partial settlement is not approved or fails to become effective, the Settlement Subclass will automatically be decertified and the Action will proceed solely on behalf of the Class and the Certified Subclass.

     13. Class Members have certain rights which must be exercised before deadlines, as more fully described at paragraph 39 below.

                          BACKGROUND OF THE LITIGATION
                          ----------------------------

     14. This litigation, which was commenced starting in March 2000, asserted that the Settling Defendants and MicroStrategy's auditor, non-settling Defendant PricewaterhouseCoopers LLP ("PwC") (the Settling Defendants and PwC are collectively referred to as the "Defendants") are liable to Plaintiffs and the Class for violations of the federal securities laws.

     15. The Court consolidated several predecessor actions for all purposes into this Action pursuant to Rule 42(a) of the Federal Rules of Civil Procedure. The Court also (i) granted the motion of Akiko and Atsukuni Minami and Local 144 Nursing Home Pension Fund to be appointed "Lead Plaintiffs," and (ii) designated the law firms Milberg Weiss Bershad Hynes & Lerach LLP, and Wolf, Haldenstein, Adler, Freeman & Herz LLP as "Plaintiffs' Co-Lead Counsel."

     16. A Consolidated Amended Class Action Complaint ("Complaint") was filed on July 7, 2000. The Complaint asserts claims against Defendants based upon, inter alia, the following allegations:

     1) During the Class Period Defendants allegedly caused MicroStrategy to improperly recognize revenues on software licensing agreements prior to those contracts being finalized and/or when they were subject to significant contingencies or yet-to-be fulfilled obligations by MicroStrategy. Such alleged practices violated Generally Accepted Accounting Principles and significantly distorted MicroStrategy's publicly reported financial results and condition, rendering them materially false and misleading throughout the Class Period;

     2) These financial reports were included in MicroStrategy's public filings with the Securities and Exchange Commission and in various press releases;

     3) PwC actively participated in the alleged fraud by reason of its preparation and release of false and unqualified audit reports concerning MicroStrategy's financial statements for its fiscal years 1997, 1998 and 1999 and by its participation in the preparation of MicroStrategy's publicly misstated quarterly financial reports;

     4) The financial and audit reports allegedly artificially inflated the market price of MicroStrategy's common stock during the Class Period;

     5) On March 20, 2000, MicroStrategy disclosed that its financial statements for 1998 and 1999 had to be restated; that all of MicroStrategy's previously reported earnings for those two years were being eliminated; and that those results would, instead, reflect losses. As a result of these disclosures, MicroStrategy's common stock dropped from $226 3/4 per share on March 17, 2000 (the last trading day prior to the revelations) to $86 3/4 per share on the day the disclosures were made;

     6) Prior to the March 20, 2000 disclosures, the individual Defendants sold MicroStrategy common stock at allegedly artificially inflated prices, receiving aggregate proceeds in excess of $90 million.

     17. The Complaint asserts claims on behalf of the Class and Settlement Subclass against the Defendants for violations of Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") (the antifraud provision), Rule 10b-5 promulgated thereunder, and Sections 20(a) (the controlling person provision) and 20A(the insider trading provision) of the Exchange Act. Plaintiffs seek monetary damages on behalf of themselves and all other members of the Class and Settlement Subclass.

     18. By Order dated August 10, 2000, as subsequently amended on August 25, 2000, the Court conditionally certified the Action to proceed as a class action under Rule 23 of the Federal Rules of Civil Procedure.

     19. By Order dated September 15, 2000, the Court denied the Defendants' motions to dismiss the Complaint, with the exception that the Court dismissed a claim that Defendant Frank A. Ingari is liable under Section 20A of the Exchange Act, leaving Defendant Stephen S. Trundle as the sole Defendant against whom such claim remains, and held that, based on the allegations in the Complaint, a "one-day contemporaneity period" was "appropriate." (As described above the Stipulation includes a Settlement Subclass which is broader than the Certified Subclass. See paragraph 10 above.)
          ---

     20. Plaintiffs' Co-Lead Counsel have conducted and completed extensive research, discovery and investigation during the prosecution of the Action, including: (i) inspection and analysis of hundreds of thousands of pages of documents produced by Defendants and numerous

                                       3

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third parties; (ii) review of MicroStrategy's public filings, press releases, and other public statements; (iii) interviews and/or depositions of several MicroStrategy officers and employees; and (iv) consultation with accounting and damages consultants retained by Plaintiffs' Co-Lead Counsel.

     21. As more fully described below, Lead Plaintiffs (on behalf of themselves and the Class and Settlement Subclass) have entered into the Stipulation with the Settling Defendants. The Stipulation is subject to certain contingencies, including final Court approval pursuant to Rule 23(e) of the Federal Rules of Civil Procedure. The proposed partial settlement provides for MicroStrategy and certain of the individual Defendants to pay, to the Class and Settlement Subclass, securities as set forth in paragraph 26 below.

     22. Whether or not Defendants committed any violations of the federal securities laws has not been determined. Nor has any determination been made as to the amount of damages, if any, that are awardable to the Class and Settlement Subclass.

     23. The proposed partial settlement does not include Defendant PwC. Whether or not the Stipulation ultimately is approved by the Court and/or becomes final, the Action will proceed on behalf of the Class against PwC. If the Stipulation is not approved or does not become effective, the Action will revert to the status quo as of October 23, 2000 and the Action will proceed against all Defendants.

     24. Defendants have denied that there was any wrongdoing whatsoever and have asserted various defenses to the claims asserted in the Complaint. THE ISSUANCE OF THIS NOTICE IS NOT AN EXPRESSION OF THE COURT'S OPINION ON THE MERITS OF THE ACTION.

                                 THE STIPULATION
                                 ---------------

     25. Plaintiffs' Co-Lead Counsel and Settling Defendants' Counsel have conducted in-depth discussions and extensive arms-length negotiations concerning key liability and damages issues underlying the claims and defenses in the Action. These negotiations have produced the proposed partial settlement. PwC is not a participant in the partial settlement. The Class will not be releasing any claims against PwC.

     26. The Stipulation provides that MicroStrategy and certain of the individual Defendants will pay to the Class and the Settlement Subclass, securities that as of the time of the agreement to settle had a combined estimated value of approximately $137,500,000, comprised of $80,500,000 principal value of 7.5% five year unsecured Notes/1/ ("Notes"), 1,900,000 Warrants/2/ ("Warrants") and at least 550,000 shares of MicroStrategy common stock/3/ (the "Settlement Shares"), plus up to $750,000 of notice and administration expenses, (collectively, the "Settlement Consideration"). In return, the Action will be dismissed with prejudice as against the Settling Defendants, and the Class and Settlement Subclass will release all Settled Claims (as defined below) against the Released Parties (as defined below). The Settlement Consideration securities shall be issued pursuant to Section 3(a)(10) of the Securities Act/4/ and shall not constitute

___________________

     /1/ As more fully set forth in the Stipulation, the Notes will have the following terms: Five-year, unsecured promissory Notes (face amounts in $100 multiples) issued by MicroStrategy having an aggregate principal amount of eighty million five hundred thousand dollars ($80,500,000) bearing interest from the date of commencement of the Settlement Hearing at a rate of seven and one-half percent (7.5%) per annum, payable solely in cash, with interest originally accruing and compounding annually until six (6) months after the date of issuance of the first Notes to be issued hereunder and to be paid on that date and, thereafter, accruing semi-annually and payable semi-annually in arrears.

     The Notes may be prepaid at any time, upon thirty (30) days prior written notice, in whole or in part on a pro rata basis, without premium or penalty, and may be mandatorily converted at the option of MicroStrategy at any time, upon thirty (30) days prior written notice, in whole or in part on a pro rata basis, without premium or penalty except as described herein, into MicroStrategy Class A common stock. If the Notes are converted into shares of Class A common stock, they shall be converted into such number of shares as would be determined by dividing the principal and accrued but unpaid interest on the Notes to be converted by an amount equal to eighty percent (80%) of the dollar weighted average trading price per share for all round lot transactions in the stock on the Nasdaq National Market for the ten (10) trading days ending two (2) days prior to the date of the written notice.

     The Notes will be tenderable in lieu of cash on the exercise of the Warrants provided herein, at a value equal to 133% of the sum of par value plus interest accrued to the date of the tender but unpaid.

     /2/ As more fully set forth in the Stipulation, the Warrants will have the following terms: Warrants issued by MicroStrategy to purchase one million nine hundred thousand (1,900,000) shares of MicroStrategy Class A common stock at an exercise price determined as follows: if the Trading Price is eleven dollars ($11.00) or less, then the exercise price shall be forty dollars ($40.00) per share; if the Trading Price is twenty-four dollars ($24.00) or more, then the exercise price shall be fifty dollars ($50.00) per share; if the Trading Price is between eleven dollars ($11.00) and twenty-four dollars ($24.00), then the exercise price shall be increased over forty dollars ($40.00) and up to fifty dollars ($50.00) in the same proportion as the Trading Price exceeds eleven dollars ($11.00) up to twenty-four dollars ($24.00). The Warrants shall expire five years from the date of issuance. The Warrants shall be immediately exercisable, immediately separable from the Notes, and non-redeemable.

     The Warrants shall be exercisable for cash, or in lieu thereof, at the option of the holder, in Notes provided herein valued at one hundred thirty three percent (133%) of the sum of par value plus interest accrued to the date of the tender but unpaid.

     Subject to certain conditions more fully described in the Stipulation, MicroStrategy will use its best efforts to keep a registration statement relating to the issuance of the Class A common shares upon exercise of the Warrants effective under the Securities Act.

     /3/ As more fully set forth in the Stipulation, at least five hundred fifty thousand (550,000) shares of MicroStrategy Class A common stock will be issued to the Class. The Settlement Shares will be valued prior to the date that the Settlement Hearing commences (the "Trading Price"). If the Trading Price is less than thirty dollars ($30) per share, then the Settling Defendants will issue a number of Class A common shares which, when multiplied by the Trading Price, will yield sixteen million five hundred thousand dollars ($16,500,000).

     /4/ In the event that the Settlement Consideration securities cannot be issued pursuant to Section 3(a)(10), MicroStrategy shall take such steps as are

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"restricted securities." MicroStrategy will use its best efforts to effect the listing of the Notes, Warrants and the underlying shares on the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange (or other such principal market as approved by Plaintiffs' Co-Lead Counsel) commencing on the date of their issuance and will use its best efforts to maintain such listing during the period that any Notes or Warrants are outstanding.

     27. The Settlement Consideration will be distributed as follows:

         a. To pay Plaintiffs' counsel attorneys' fees and reimbursement of expenses (the "Fee Award"), if and to the extent allowed by the Court; and

         b. Subject to the approval by the Court of the Plan of Allocation (set forth in paragraph 35 below), the balance of the Settlement Consideration shall be distributed in accordance with the Plan of Allocation to members of the Class and Settlement Subclass who submit valid and timely Proofs of Claim ("Authorized Claimants").

     28. Pursuant to the Order and Final Judgment approving the Stipulation ("Order and Final Judgment"), Plaintiffs and the members of the Class (excluding any persons or entities who timely and properly exclude themselves from the Class and Settlement Subclass) on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, shall, with respect to each and every Settled Claim, release and forever discharge, and shall forever be enjoined from prosecuting, any "Settled Claims" against any of the "Released Parties."

         (a) "Settled Claims" means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and unknown claims, that have been or could have been asserted in any forum by Plaintiffs or any Class Member (excluding any persons or entities who timely and properly exclude themselves from the Class and Settlement Subclass), or any of them, against any of the Released Parties, which arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, referred to or that could have been asserted in the Complaint, relating to the purchase of MicroStrategy common stock or call options or sale of MicroStrategy put options during the Class Period.

         (b) "Released Parties" means the Settling Defendants and any person, firm, company, trust, corporation, or entity in which any Settling Defendant has a controlling interest, and each of their past, present and future corporate parents (including intermediate and ultimate parents), subsidiaries, affiliates, predecessors, successors and assigns, and each of their respective past, present and future officers, directors, employees, representatives, agents, solicitors, attorneys, heirs, investment advisors, administrators, executors, insurers, predecessors, successors and assigns, or any of them, including any person or entity acting on behalf or at the direction of any of them. Notwithstanding any of the foregoing, "Released Parties" shall not mean or include PwC, or any other person or entity other than the Settling Defendants and their related parties as described in this paragraph 28(b).

     29. The Order and Final Judgment will also dismiss with prejudice all claims asserted by Plaintiffs and the Class (excluding any persons or entities who timely and properly exclude themselves from the Class and Settlement Subclass) in this Action against MicroStrategy and the individual Defendants, and Plaintiffs and the Class (excluding any persons or entities who timely and properly exclude themselves from the Class and Settlement Subclass) shall be deemed to have released such claims and will be enjoined from any further prosecution thereof.

     30. The Order and Final Judgment approving the Stipulation shall also include a "bar order" that enjoins PwC and any other person or entity from asserting in this Court, or in any other federal court, or in any state court or other forum, any action or claim arising out of, based upon or related to any of the allegations in the Complaint or any other pleadings filed in the Action, or any claim for contribution or equitable indemnity, by which such person or entity attempts to recover losses arising out of claims made by Plaintiffs (excluding any persons or entities who timely and properly exclude themselves from the Class and Settlement Subclass), against MicroStrategy, the individual Defendants, or the Released Parties.

     31. The partial settlement does not resolve Plaintiffs' claims against PwC and Plaintiffs intend to pursue the Class' claims against PwC. Under the federal securities laws, if Plaintiffs obtain a judgment against PwC, then the amount of the judgment shall be reduced by the greater of (i) the amount that corresponds to the percentage of responsibility of the Settling Defendants, or (ii) the amount paid to the Class by the Settling Defendants. Neither the amount of the Settling Defendants' percentage of responsibility to the Class, if any, nor PwC's percentage of responsibility to the Class, if any, has been determined. Thus, for example, it is possible that the trier of fact may find PwC liable to the Class, but that the Settling Defendants were responsible for a large percentage of the damages. In that event, a judgment against PwC would have to be in a reduced amount, which could result in little or no additional recovery from PwC. It is the view of Plaintiffs' Co-Lead Counsel that the amount and immediacy of the partial settlement justifies the risk of a potential recovery from PwC in connection with future proceedings in the Action being reduced.

     32. The partial settlement will become effective at such time as Orders entered by the Court approving the Stipulation shall become final and not subject to appeal (the "Effective Date").

                    PLAN OF ALLOCATION OF SETTLEMENT PROCEEDS
                    -----------------------------------------
                               AMONG CLASS MEMBERS
                               -------------------

--------------------------------------------------------------------------------

necessary to permit such issuance, or, in lieu thereof, shall file a registration statement covering the issuance of such securities or seek a "no action" letter from the Securities and Exchange Commission covering such issuance.

     33. The gross Settlement Consideration less all taxes, approved costs, fees and expenses (the "Net Settlement Consideration") shall be distributed to Authorized Claimants.

     34. The Claims Administrator shall determine each Authorized Claimant's pro rata share of the Net Settlement Consideration based upon each Authorized Claimant's "Recognized Claim."

     35. a.   Purchases of MicroStrategy common stock: An Authorized Claimant's
              ----------------------------------------
"Recognized Claim" from purchases of MicroStrategy common stock shall be calculated as follows:

     i. With respect to MicroStrategy common stock purchased during the Class
                                                   --------------------------
Period and sold on or after March 20, 2000, Recognized Claim shall mean the
------------------------------------------
difference, if a loss, between the amount paid for MicroStrategy common stock during the Class Period (including brokerage commissions and transaction charges), and either: (1) for shares sold between March 20, 2000 and June 19,
                          --------------------------------------------------
2000, the greater of either (a) the sum for which said shares were sold at a
----
loss (net of brokerage commissions and transaction charges) between March 20, 2000 and June 19, 2000, or (b) $43.673/5/ per share; or (2) for shares still
                                                            ----------------
held at the close of trading on June 19, 2000, $43.673 per share.
---------------------------------------------
     ii. With respect to MicroStrategy common stock purchased during the Class
                                                    --------------------------
Period and sold prior to March 20, 2000, Recognized Claim shall mean ten percent
---------------------------------------
(10%) of the difference, if a loss, between the amount paid for MicroStrategy common stock during the Class Period (including brokerage commissions and transaction charges), and the sum for which said shares were sold at a loss (net of brokerage commissions and transaction charges) prior to March 20, 2000.

     iii. Authorized Claimants who purchased MicroStrategy common stock contemporaneously (within one day) with the sales of MicroStrategy common stock by certain Defendants, that is on July 26, 27, 28 or 29, 1999, August 16, 17 or 18, 1999, October 21, 22, 25, 26, 27, 28, or 29, 1999, November 1, 18, 19, or
22, 1999, February 28 or 29, 2000 or March 1, 2000 shall have the Recognized Claim from such purchases increased by 5%

         b. Purchases of call options on MicroStrategy common stock: With
            -------------------------------------------------------
respect to purchases of call options on MicroStrategy common stock which call options were open and unexpired positions of the Authorized Claimant on March 20, 2000, the Authorized Claimant's "Recognized Claim" shall mean the difference, if a loss, between (A) the amount paid for such call options on MicroStrategy common stock during the Class Period (including brokerage commissions and transaction charges), and (B) the greatest one of the following three amounts: (i) if the strike price of the call option was less than $86.75, /6/ the amount equal to the difference between the strike price and $86.75 per share for each share covered by the option; or (ii) if the call options were sold on or after March 20, 2000, the amount for which said options were sold (net of brokerage commissions and transaction charges); or (iii) if the call options expired worthless while still owned by the Authorized Claimant, the amount of zero ($0.00).

         c. Put options on MicroStrategy common stock: With respect to put
            -----------------------------------------
options on MicroStrategy common stock, which the Authorized Claimant wrote
(sold) during the Class Period and which were open and unexpired liabilities of the Authorized Claimant on March 20, 2000, an Authorized Claimant's "Recognized Claim" shall mean either (i) the amount paid to repurchase or cover such put options on or after March 20, 2000, less the amount received on the sale (writing) of the put option, or, (ii) if the put option was exercised and assigned to the Authorized Claimant, the strike price paid for each share put to the Authorized Claimant less $86.75 per share, and less the amount received on the sale (writing) of the put option.

         d. No Recognized Claim shall be allowed based on transactions in any put or call options which were not open contracts on March 20, 2000. Transactions resulting in a gain shall not be included.

     36. Each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Consideration based on his, her or its Recognized Claim as compared to the total Recognized Claims of all Authorized Claimants. In the event any Authorized Claimant would be entitled to a fractional share of Class A common stock, MicroStrategy shall be entitled to pay cash in lieu of the fractional share at the lesser of thirty dollars ($30) per share or the Trading Price (as defined in footnote 3 above) or, in lieu thereof, at MicroStrategy's option, to increase the principal amount of the Notes distributable to the shareholder entitled to the shares by the same amount. In the event any Authorized Claimant would be entitled to a fractional Warrant, MicroStrategy shall be entitled to pay cash in lieu of fractional Warrants with each Warrant valued at $21.0988 for purposes of this calculation, or in lieu thereof, at MicroStrategy's option, to increase the principal amount of the Note distributable to the Authorized Claimant entitled to the Warrants by the same amount. In the event any Authorized Claimant would be entitled to a fractional share of a $100 Note (after adding any increase to the principal amount in lieu of any fractional Class A share and/or Warrant) MicroStrategy shall be entitled, in lieu thereof, at MicroStrategy's option, either to pay cash or to issue additional shares of Class A common stock valued at the dollar weighted average trading price per share for all round lot transactions in the stock on the Nasdaq National Market for the twenty (20) trading days ending two (2) days prior to the date on which the shares are distributed to the Authorized Claimants.

     37. If the amount of the Net Settlement Consideration is not sufficient to permit payment of the Recognized Loss of each Authorized Claimant, then each Authorized Claimant shall be paid that percentage of the Net Settlement Consideration that each Authorized Claimant's Recognized Claim is of the total of the Recognized Claims of all Authorized Claimants.

     38. Class Members who do not file acceptable Proofs of Claim will not share in the Net Settlement Consideration. Class Members who do not either file a request for exclusion or submit an acceptable Proof of Claim will nevertheless be bound by the judgment and the Stipulation.

__________________________

     /5/ $43.673 was the average closing price of MicroStrategy common stock during the 90-day period beginning on March 20, 2000 and ending on June 19, 2000.

     /6/ $86.75 was the closing price of MicroStrategy common stock on March 20, 2000.

                           THE RIGHTS OF CLASS MEMBERS
                           ---------------------------

     39. The Court has certified this Action to proceed as a class action. If you purchased common stock of MicroStrategy, purchased call options on MicroStrategy or sold put options on MicroStrategy during the period from June 11, 1998 through March 20, 2000, inclusive, then you are a member of the Class. Class Members who purchased MicroStrategy common stock on October 22, 25 or 26, 1999 are also members of the Certified Subclass. Class Members who purchased MicroStrategy common stock contemporaneously with sales of MicroStrategy common stock by any of the Defendants, that is on one or more of the following dates:
July 26, 27, 28 or 29, 1999, August 16, 17 or 18, 1999, October 21, 22, 25, 26,
27, 28, or 29, 1999, November 1, 18, 19, or 22, 1999, February 28 or 29, 2000 or
March 1, 2000 are members of the Settlement Subclass. Anyone excluded from the Class is also excluded from the Certified Subclass and the Settlement Subclass. Class Members and Settlement Subclass Members have the following options pursuant to Rule 23 (c) (2) of the Federal Rules of Civil Procedure:

         (i) If you wish to remain a member of the Class (and the Settlement Subclass, if applicable), you may share in the Net Settlement Consideration, provided that you submit an acceptable Proof of Claim. Class Members and Settlement Subclass Members will be represented by Lead Plaintiffs and Plaintiffs' Co-Lead Counsel, unless you enter an appearance, personally or through counsel of your own choice at your own expense. You are not required to retain your own counsel, but if you choose to do so, such counsel must file an appearance on your behalf on or before March 12, 2001, and must serve copies of such appearance on the attorneys listed in paragraph 50 below.

         (ii) If you do not wish to remain a member of the Class (or the Certified Subclass and/or the Settlement Subclass), you may exclude yourself from the Class (and the Certified Subclass and/or the Settlement Subclass, if applicable) by following the instructions in paragraphs 45 and 46 below. Persons who exclude themselves from the Class and Settlement Subclass will NOT receive
                                                                   ---
any share of the Net Settlement Consideration and will not be bound by the Stipulation. Anyone excluding themself from the Class will also be excluded from the Settlement Subclass. Anyone excluding themself from the Settlement Subclass will also be excluded from the Class.

         (iii) If you object to the Stipulation or any of its terms, or to Plaintiffs' counsel's application for fees and expenses, and if you do not exclude yourself from the Class (and the Settlement Subclass, if applicable), you may present your objections by following the instructions in paragraph 50 below.

                    FILING AND PROCESSING OF PROOFS OF CLAIM
                    ----------------------------------------

     40. In order to be eligible to receive any distribution from the Net Settlement Consideration, you must complete and sign the accompanying Proof of Claim and Release form and send it by prepaid first class mail postmarked on or before May 2, 2001, addressed as follows:

                       MicroStrategy Securities Litigation
                              c/o Gilardi & Co. LLC
                              Claims Administrator
                                  P.O. Box 990
                           Corte Madera, CA 94976-0990

     41. IF YOU DO NOT SUBMIT A PROPER PROOF OF CLAIM FORM, YOU WILL NOT BE ENTITLED TO ANY SHARE OF THE NET SETTLEMENT CONSIDERATION.

     42. If you are a Class Member and you do not properly exclude yourself from the Class, you will be bound by the Stipulation and the Final Judgment of the Court dismissing this Action as against the Settling Defendants, even if you do not submit a Proof of Claim. If you exclude yourself, you will not be bound by the Final Judgment but you will not be entitled to any share of the Net Settlement Consideration.

     43. All Proofs of Claim must be submitted by the date specified in this Notice unless such period is extended by Order of the Court.

     44. Each person or entity submitting a Proof of Claim shall be deemed to have submitted to the jurisdiction of the United States District Court for the Eastern District of Virginia, Alexandria Division with respect to his, her or its claim.

                EXCLUSION FROM THE CLASS AND SETTLEMENT SUBCLASS
                ------------------------------------------------

     45. If you do not wish to be included in the Class or the Settlement Subclass - and therefore not participate in the partial settlement or the continuing litigation against PwC - you may request to be excluded. To do so, you must send a written Request for Exclusion, postmarked on or before March 12, 2001. Such Request for Exclusion should be addressed to:

                       MicroStategy Securities Litigation
                              c/o Gilardi & Co. LLC
                                  P.O. Box 990
                           Corte Madera, CA 94976-0990

     46. In order to be valid, your Request for Exclusion must (a) set forth the name and address of the person or entity requesting exclusion; (b) state that such person or entity "requests exclusion from the Class in In re MicroStrategy
                                                            -------------------
Inc. Securities Litigation, Master File No. CA-00-473A; and (c) be signed by
--------------------------
such person or entity. The Request for Exclusion shall not be accepted by the Court or effective unless it provides all of the foregoing information and is postmarked within the time period stated above. Your Request for Exclusion should also provide (a) the number of shares of MicroStrategy common stock and/or the number of call or put options for MicroStrategy common stock purchased or sold during the Class Period (as defined in the Notices), and the price(s) paid or received therefore; (b) the dates of each such transaction; and

(c) the number of shares and options still owned as of the close of trading on March 20, 2000. Anyone requesting exclusion from the Class will also be excluded from the Settlement Subclass.

     47. DO NOT REQUEST EXCLUSION IF YOU WISH TO SHARE IN THE NET SETTLEMENT CONSIDERATION.

     48. Any member of the Class or Settlement Subclass who does not timely submit a properly completed Request for Exclusion shall be bound by the proposed Stipulation, and by any judgment or determination of the Court affecting the Class or Settlement Subclass. Class Members will be bound by the continuing proceedings against PwC, whether favorable or unfavorable.

                               SETTLEMENT HEARING
                               ------------------

     49. At the Settlement Hearing, the Court will determine whether to finally approve the Stipulation and dismiss the Action and the claims of the Class Members as against the Settling Defendants. The Court will also determine whether the Plan of Allocation for the Settlement Consideration is, and the terms and conditions for the distribution of the Notes, Warrants and Settlement Shares pursuant to the Stipulation are, fair and reasonable and such securities should be exempt from registration as provided under Section 3(a)(10) of the Securities Act of 1933. The Settlement Hearing may be adjourned from time to time by the Court without further written notice to the Class. If the Stipulation is approved, the Court will also consider the application of Plaintiffs' counsel for attorneys' fees.

     50. At the Settlement Hearing, any Class Member who has not properly submitted a Request for Exclusion from the Class may appear in person or by counsel and be heard to the extent allowed by the Court in opposition to the fairness, reasonableness and adequacy of the Stipulation, the Plan of Allocation, or the application for an award of attorneys' fees and reimbursement of expenses, provided, however, that in no event shall any person be heard in opposition to the Stipulation, the Plan of Allocation, or Plaintiffs' counsel's application for attorneys' fees and expenses and in no event shall any paper or brief submitted by any such person be accepted or considered by the Court, unless, on or before March 12, 2001, such person (a) files with the Clerk of the Court notice of such person's intention to appear, showing proof of such person's membership in the Class, and providing a statement that indicates the basis for such opposition, along with any documentation in support of such objection, and (b) simultaneously serves copies of such notice, proof, statement and documentation, together with copies of any other papers or briefs such person files with the Court, in person or by mail upon Plaintiffs' Co-Lead
Counsel:

             Fred Taylor Isquith, Esq.                  Melvyn I. Weiss, Esq.
             David A.P. Brower, Esq.                    Steven G. Schulman, Esq.
             Wolf Haldenstein Adler                     Milberg Weiss Bershad
               Freeman & Herz LLP                         Hynes & Lerach LLP
             270 Madison Avenue                         One Pennsylvania Avenue
             New York, New York 10016                   New York, New York 10119

             and on Settling Defendants' Counsel:

             Brendan V. Sullivan, Jr., Esq.
             John K. Villa, Esq.
             Steven M. Farina, Esq.
             WILLLAMS & CONNOLLY LLP
             725 12th Street, N.W.
             Washington, D.C. 20005

           ATTORNEYS' FEES, COSTS AND EXPENSES OF PLAINTIFFS' COUNSEL
           ----------------------------------------------------------

     51. At the Settlement Hearing or at such other time as the Court may direct, Plaintiffs' counsel intend to apply to the Court for an award of attorneys' fees from the Settlement Consideration in an amount not greater than one-third (33 1/3%) of the total Settlement Consideration and for reimbursement of their expenses in an amount of up to $1,250,000, plus interest at the same rate as earned by the Settlement Consideration (to be paid from the Settlement Consideration). Plaintiffs' counsel, without further notice to the Class, may subsequently apply to the Court for fees and expenses incurred in connection with administering and distributing the Settlement Consideration to the members of the Class (to be paid from the Settlement Consideration). Plaintiffs' Counsel shall request that the fees and reimbursement of expenses be paid proportionally from the Notes, Settlement Shares, and Warrants, at the time the Net Settlement Consideration is distributed to the Class and Settlement Subclass.

                   NOTICE TO BANKS, BROKERS OR OTHER NOMINEES
                   ------------------------------------------

     52. If you engaged in purchase and/or sale transactions in MicroStrategy securities during the Class Period as a nominee for the benefit of another, you are directed to provide a copy of this notice to the beneficial owner of the publicly traded securities postmarked no later than ten (10) days after receipt of this notice or to promptly provide the names and addresses of such persons to the Claims Administrator, in which case the beneficial owner will be sent a copy of the Notice. You may obtain reimbursement of your reasonable and actual out-of-pocket disbursements that would not have been made but for this request by submitting an itemized statement to: MicroStrategy Securities Litigation, c/o Gilardi & Co. LLC, P.O. Box 990, Corte Madera, CA 94976-0990, telephone (800) 447-7657.

                               FURTHER INFORMATION
                               -------------------

     53. All inquiries regarding this Notice or the Proof of Claim form should be made in writing to: MicroStrategy Securities Litigation, c/o Gilardi & Co. LLC, P.O. Box 990, Corte Madera, CA 94976-0990 or by telephone: (800) 447-7657. All other inquiries regarding this Action should be made to Plaintiffs' Co-Lead Counsel at the addresses listed at paragraph 50 above.

     54. The pleadings and other records of the Action may be examined and copied at any time during regular office hours at the Office of the Clerk, United States District Court, Eastern District of Virginia, Alexandria Division, 401 Courthouse Square, Alexandria, Virginia.

DATED:  January 26, 2001                          BY ORDER OF THE COURT
                                                  ----------------------
                                                  UNITED STATES DISTRICT COURT
                                                  EASTERN DISTRICT OF VIRGINIA
                                                  ALEXANDRIA DIVISION

________________________________________________________________________________

                        THE UNITED STATES DISTRICT COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                               Alexandria Division

IN RE MICROSTRATEGY INC.             ) Civil Action No. 00-473-A
SECURITIES LITIGATION _______________)

                   SUMMARY NOTICE OF PENDENCY OF CLASS ACTION,
               PROPOSED PARTIAL SETTLEMENT AND SETTLEMENT HEARING

TO: ALL PERSONS WHO PURCHASED THE COMMON STOCK OR CALL OPTIONS, OR SOLD PUT OPTIONS, OF MICROSTRATEGY INCORPORATED ("MICROSTRATEGY") DURING THE PERIOD JUNE 11, 1998 THROUGH MARCH 20, 2000, INCLUSIVE (THE "CLASS").

     YOU ARE HEREBY NOTIFIED, pursuant to Rule 23 of the Federal Rules of Civil Procedure and Orders of the Court:

          (i) that the above-captioned action has been certified to proceed as a class action on behalf of a Class of all persons and entities who, during the period June 11, 1998 through March 20, 2000, inclusive, purchased MicroStrategy common stock or call options or sold MicroStrategy put options, and who allegedly were damaged thereby, and a Settlement Subclass of all members of the Class who purchased MicroStrategy common stock contemporaneously with sales of MicroStrategy common stock by any of the individual Defendants, that is on one or more of the following dates: July 26, 27, 28 or 29, 1999, August 16, 17 or 18, 1999, October 21, 22, 25, 26, 27, 28, or 29, 1999, November 1, 18, 19, or
22, 1999, February 28 or 29, 2000 or March 1, 2000; and

          (ii) that a partial settlement for (a) $80,500,000 face value of 7.5% five year unsecured Notes; (b) 1,900,000 Warrants; and (c) approximately $16,500,000 worth of shares of MicroStrategy common stock, has been proposed.

     A hearing will be held before the Honorable T. S. Ellis, III, in Courtroom No. 900 of the United States District Court for the Eastern District of Virginia, Alexandria Division, 401 Courthouse Square, Alexandria, Virginia 22314, at 10:00 a.m., on April 2, 2001 to determine whether the proposed partial settlement should be approved by the Court as fair, reasonable, and adequate, and to consider the application of Plaintiffs' Counsel for attorneys' fees and reimbursement of expenses.


     IF YOU ARE A MEMBER OF THE CLASS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT FUND. If you have not yet received the full printed Notice of Pendency of Class Action and Partial Settlement and a Proof of Claim form, you may obtain copies of these documents by identifying yourself as a member of the Class and by calling or writing to:


                            MicroStrategy Securities Litigation
                            c/o Gilardi & Co. LLC
                            P.O. Box 990
                            Corte Madera, CA 94976-0990
                            Telephone (800) 447-7657

Inquiries, other than requests for the forms of Notice and Proof of Claim, may be made to Plaintiffs' Co-Lead Counsel:

          Fred Taylor Isquith, Esq.      Melvyn I. Weiss, Esq.
          David A.P. Brower, Esq.        Steven G. Schulman, Esq.
          Wolf Haldenstein Adler         Milberg Weiss Bershad
          Freeman & Herz LLP             Hynes & Lerach LLP
          270 Madison Avenue             One Pennsylvania Avenue
          New York, New York 10016       New York, New York 10119
          (212) 545-4600                 (212) 594-5300

     To participate in the Settlement, you must submit a Proof of Claim no later than May 2, 2001. To exclude yourself from the Class you must submit a request for exclusion postmarked no later than March 12, 2001. IF YOU ARE A CLASS MEMBER AND DO NOT EXCLUDE YOURSELF AND DO NOT SUBMIT A PROPER PROOF OF CLAIM, YOU WILL NOT SHARE IN THE SETTLEMENT BUT YOU WILL BE BOUND BY THE FINAL ORDER AND JUDGMENT OF THE COURT.

     The pleadings and other records of the Action may be examined and copied at any time during regular business hours at the office of the Clerk, United States District Court for the Eastern District of Virginia, Alexandria Division, 401 Courthouse Square, Alexandria, Virginia 22314.

Further information may be obtained by directing your inquiry in writing to the Claims Administrator.

                                                           By Order of The Court

________________________________________________________________________________

                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                               Alexandria Division

IN RE MICROSTRATEGY INC. SECURITIES               )    Civil Action No. 00-473-A
LITIGATION                                        )
__________________________________________________)

                           PROOF OF CLAIM AND RELEASE
                           --------------------------

DEADLINE FOR SUBMISSION: MAY 2, 2001.

IF YOU PURCHASED THE COMMON STOCK OR CALL OPTIONS, OR SOLD PUT OPTIONS, OF MICROSTRATEGY INCORPORATED ("MICROSTRATEGY" OR THE "COMPANY") DURING THE PERIOD JUNE 11, 1998 THROUGH MARCH 20, 2000, INCLUSIVE ("THE CLASS PERIOD"), YOU ARE A "CLASS MEMBER" AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT PROCEEDS. (EXCLUDED FROM THE CLASS AND SUBCLASS ARE DEFENDANTS, ANY PERSON, FIRM, TRUST, CORPORATION OR OTHER INDIVIDUAL OR ENTITY IN WHICH ANY DEFENDANT HAS A CONTROLLING INTEREST OR WHICH IS RELATED TO OR AFFILIATED WITH ANY OF THE DEFENDANTS, THE PARTNERS, PRINCIPALS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, LEGAL REPRESENTATIVES, HEIRS, PREDECESSORS, SUCCESSORS AND ASSIGNS OF DEFENDANTS, AND THE IMMEDIATE FAMILY MEMBERS OF ANY SUCH INDIVIDUAL.)

IF YOU ARE A CLASS MEMBER, YOU MUST COMPLETE AND SUBMIT THIS FORM IN ORDER TO BE ELIGIBLE FOR ANY SETTLEMENT BENEFITS.

YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY FIRST CLASS MAIL, POSTMARKED NO LATER THAN MAY 2, 2001 TO THE FOLLOWING ADDRESS:

                       MicroStategy Securities Litigation
                              c/o Gilardi & Co. LLC
                              Claims Administrator
                                  P.O. Box 990
                           Corte Madera, CA 94976-0990

YOUR FAILURE TO SUBMIT YOUR CLAIM BY MAY 2, 2001 WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOUR RECEIVING ANY MONEY IN CONNECTION WITH THE PARTIAL SETTLEMENT OF THIS ACTION. DO NOT MAIL OR DELIVER YOUR CLAIM TO THE COURT OR TO ANY OF THE PARTIES OR THEIR COUNSEL AS ANY SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE CLAIMS ADMINISTRATOR.

     I. I did ___, I did not ___ (check one) purchase the common stock of MicroStrategy during the period June 11, 1998 through March 20, 2000, inclusive.

     II. I did ___, I did not ___ (check one) purchase call options on the common stock of MicroStrategy during the period June 11, 1998 through March 20, 2000, inclusive.

     III. I did ___, I did not ___ (check one) write (sell) put options on the common stock of MicroStrategy during the period June 11, 1998 through March 20, 2000, inclusive.

     IV. By submitting this Proof of Claim, I state that I believe in good faith that I am a Class Member as defined above and in the Notice Of Pendency Of Class Action And Partial Settlement (the "Notice"), or am acting for such person; that I am not a Defendant in the Action or anyone excluded from the Class; that I have read and understand the Notice; that I believe that I am entitled to receive a share of the Net Settlement Fund; that I elect to participate in the proposed Settlement described in the Notice; and that I have not submitted a Request for Exclusion.

     V. I have set forth where requested below all relevant information with respect to each purchase of MicroStrategy common stock and/or call options on MicroStrategy common stock during the Class Period, and each sale, if any, of such securities. I have set forth where requested below all relevant information with respect to each sale (writing) of put options on MicroStrategy common stock during the Class Period, and each purchase, if any, of such securities.

     VI. I have enclosed photocopies of the stockbroker's confirmation slips, stockbroker's statements, relevant portions of my tax returns or other documents evidencing each purchase, sale or retention of MicroStrategy common stock, call options and/or put options during the Class

Period listed below in support of my claim. IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER OR TAX ADVISOR BECAUSE THESE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.

     VII. I understand that the information contained in this Proof of Claim is subject to such verification as the Court may direct, and I agree to cooperate in any such verification. I further agree and understand that if the proposed Settlement is approved by the Court and becomes effective, all claims, demands, or causes of action against any or all Settling Defendants, and certain other persons or entities further identified below, which have been or could have been asserted relating to the subject matter of the Action will be satisfied, discharged and extinguished forever.

     VIII. Upon the occurrence of the Effective Date (as defined in the Notice) my signature hereto will constitute a full and complete release, remise and discharge by me or, if I am submitting this Proof of Claim on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by my, its, his, her or their heirs, executors, administrators, successors, and assigns, of each of the "Released Parties" of all "Settled Claims," as defined in the Notice.

                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                                                              Must be Postmarked
                                                                  No Later Than:

                       MicroStategy Securities Litigation            May 2, 2001
                            Civil Action No. 00-473-A

                           PROOF OF CLAIM AND RELEASE
                           --------------------------

                         Please Print in the Boxes Below
                          Do Not Use Red Ink or Pencil

IX.  Statement of Claim
     ------------------

____________________________________________________________________________________________________________________________________
Beneficial Owner's First Name

_________________________________________________
Joint Owner First Name

_________________________________________________
Last Name

____________________________________________________________________________________________________________________________________
Guardian, Nominee, Account Number or Other (if any)

_________________________________________________                                   Check One:
Social Security Number or Taxpayer I.D. No.
                                                                                    ___ Individual

                  ________________________    (Day)                                 ___ Trust
                  Telephone Number
                                                                                    ___ Estate

                  ________________________    (Night)                               ___ Corporation/Other(specify)________________
                  Telephone Number

____________________________________________________________________________________________________________________________________
Address 1

____________________________________________________________________________________________________________________________________
Address 2

____________________________________________________________________________________________________________________________________
City                                                                   State                                               Zip Code

____________________________________________________________________________________________________________________________________
Foreign Province                        Foreign Zip Code                      Foreign Country


PC    ________  LS    _________     BC1   __________     DEF    _________     LATE    __________      (For claims processing only)

                       MicroStategy Securities Litigation
                            Civil Action No. 00-473-A

1.  MICROSTRATEGY COMMON STOCK
    --------------------------

     X. At the close of business on June 10, 1998, I owned ______________ shares of MicroStrategy common stock.

     XI. I made the following purchases of MicroStrategy common stock during the period June 11, 1998 through March 20, 2000, inclusive (persons who received MicroStrategy common stock during the Class Period other than by purchase are not eligible to file claims for those transactions):

     Trade Date(s) of Purchase           Number of             Purchase Price           Aggregate Cost       Proof of Purchase
      (List Chronologically)             Shares of              Per Share of       (including commissions,       Enclosed?
                                                                                                                 --------
         Month/Day/Year                 Common Stock            Common Stock           taxes and fees)          Yes       No
         --------------                 ------------            ------------           ---------------          ---       --
     1. _________________            ___________________      $________________        $________________       _____  _____


     2. _________________            ___________________      $________________        $________________       _____  _____


     3. _________________            ___________________      $________________        $________________       _____  _____


Attach additional pages if you need more room for all your transactions.

     XII. I made the following sales of MicroStrategy common stock during the period June 11, 1998 through June 19, 2000, inclusive:

      Trade Date(s) of Sale               Number of            Aggregate Received      Proof of Sale
     (List Chronologically)               Shares of           (net of commissions,       Enclosed?
                                                                                         --------
         Month/Day/Year               Common Stock Sold          taxes and fees)        Yes     No
         --------------               -----------------          ---------------        ---     --
     1. _________________            ___________________        $________________       _____  _____


     2. _________________            ___________________        $________________       _____  _____


     3. _________________            ___________________        $________________       _____  _____


Attach additional pages if you need more room for all your transactions.

     XIII. At the close of business on June 19, 2000, I still owned ______ shares of MicroStrategy common stock

2.  MICROSTRATEGY CALL OPTIONS:
    --------------------------

     XIV. I purchased the following Call options on MicroStrategy common stock during the period June 11, 1998 through March 20, 2000, inclusive WHICH CALL OPTIONS WERE OPEN, UNEXPIRED AND STILL OWNED BY ME ON MARCH 20, 2000:

      Date(s) of Purchase           Strike Price                                        Aggregate Cost          Proof of Purchase
    (List Chronologically)                and                Number of Contracts      (including commission,          Enclosed?
                                                                                                                      --------
                                    Expiration Date               Purchased               taxes and fees)           Yes        No
                                    ---------------               ---------               ---------------           ---        --
    1. _________________          ___________________         $________________          $________________          ______  ______

    2. _________________          ___________________         $________________          $________________          ______  ______

    3. _________________          ___________________         $________________          $________________          ______  ______

Attach additional pages if you need more room for all your transactions.

     XV. I sold the following Call options on MicroStrategy common stock on or after March 20, 2000 WHICH CALL OPTIONS WERE OWNED BY ME ON MARCH 20, 2000:

     Trade Date(s) of Sale           Strike Price                                          Net Proceeds           Proof of Purchase
    (List Chronologically)                and                Number of Contracts       (net of commission,            Enclosed?
                                                                                                                      --------
                                    Expiration Date                  Sold                 taxes and fees)           Yes        No
                                    ---------------                  ----                 ---------------           ---        --
    1. _________________          ___________________         $________________          $________________          ______  ______

    2. _________________          ___________________         $________________          $________________          ______  ______

    3. _________________          ___________________         $________________          $________________          ______  ______

Attach additional pages if you need more room for all your transactions.

     XVI. Of the Call options on Microstrategy common stock listed in paragraph XIV above, the following Call options expired unexercised and worthless and still owned by me on March 20, 2000 (indicate by line number from paragraph
XIV):

(1)   _______________       (2)   _______________       (3)   _______________

Attach additional pages if you need more room for all your transactions.

3.  MICROSTRATEGY PUT OPTIONS:
    --------------------------

     XVII. I wrote (sold) the following Put options on MicroStrategy common stock during the period June 11, 1998 through March 20, 2000, inclusive WHICH PUT OPTIONS WERE OPEN, UNEXPIRED AND STILL MY LIABILITY ON MARCH 20, 2000:

   Trade Date(s) of Writing           Strike Price                                        Aggregate Premium         Proof of Sale
 (Sale) List Chronologically               and               Number of Contracts          received (net of             Enclosed?
                                                                                                                       --------
                                     Expiration Date            Written (Sold)      commissions, taxes and fees)    Yes     No
                                     ---------------            --------------      ----------------------------    ---     --
    1. _________________          ___________________         $________________          $________________          ______  ______

    2. _________________          ___________________         $________________          $________________          ______  ______

    3. _________________          ___________________         $________________          $________________          ______  ______

Attach additional pages if you need more room for all your transactions.

     XVIII. I made the following purchases of Put options on MicroStrategy common stock on and after March 20, 2000, to close positions listed in paragraph XVII above:

    Date(s) of repurchase            Strike Price                                          Amount Paid              Proof
(cover) (List Chronologically)            and                Number of Contracts      (including commissions,          Enclosed?
                                                                                                                       --------
                                    Expiration Date               repurchased             taxes, and fees)          Yes     No
                                    ---------------               -----------             ----------------          ---     --
    1. _________________          ___________________         $________________          $________________          ______  ______

    2. _________________          ___________________         $________________          $________________          ______  ______

    3. _________________          ___________________         $________________          $________________          ______  ______

    4. _________________          ___________________         $________________          $________________          ______  ______

Attach additional pages if you need more room for all your transactions.

     XVIV. The following Put options were exercised and assigned to me on or after March 20, 2000, pursuant to which I purchased MicroStrategy common stock as follows:

   Trade Date(s) of exercise          Strike Price                                                                  Proof
    (List Chronologically)                and                  Number of shares             Total                     Enclosed?
                                                                                                                      --------
                                    Expiration Date                Put to me               Amount Paid              Yes     No
                                    ---------------                ---------               -----------              ---     --
    1. _________________          ___________________         $________________          $________________          ______  ______

    2. _________________          ___________________         $________________          $________________          ______  ______

Attach additional pages if you need more room for all your transactions.

                            XX.  Substitute Form W-9
                                 -------------------

                   Request for Taxpayer Identification Number:

     Enter taxpayer identification number below for the Beneficial Owner(s). For most individuals, this is your Social Security Number. The Internal Revenue Service ("I.R.S.") requires such taxpayer identification number. If you fail to provide this information, your claim may be rejected.

          _____________________________________________                 _____________________________________________
          Social Security Number (for individuals)            or        Employer Identification Number
                                                                        (for estates, trusts, corporations, etc.)

                               XXI. Certification
                                    -------------

     UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

     I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(c) of the Internal Revenue Code because:
(a) I am (We are) exempt from backup withholding, or (b) I (We) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE: If you have been notified by the I.R.S. that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.

                                   Signature of Claimant (If this claim is being made on behalf of Joint Claimants, then each must sign)

                                   _____________________________________________
                                   (Signature)

                                   _____________________________________________
                                   (Signature)

                                   Date: _______________________________________

  THIS PROOF OF CLAIM MUST BE SUBMITTED NO LATER THAN _____, 2001, AND MUST BE
                                   MAILED TO:

                       MicroStrategy Securities Litigation
                              c/o Gilardi & Co. LLC
                              Claims Administrator
                                  P.O. Box 990
                           Corte Madera, CA 94976-0990

     A Proof of Claim received by the Claims Administrator shall be deemed to have been submitted when posted, if mailed by _________, 2001, and if a postmark is indicated on the envelope and it is mailed first class postage prepaid, and addressed in accordance with the above instructions. In all other cases, a Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator.

     If you wish to be assured that your Proof of Claim is actually received by the Claims Administrator then you should send it by certified mail, return receipt requested. No acknowledgment will be made as to the receipt of claim forms. You should make and keep a photocopy of this Proof of Claim and all documents that you submit. You should be aware that it will take a significant amount of time to process fully all of the Proofs of Claim and to administer the Settlement. This work will be completed as promptly as time permits, given the need to investigate and tabulate each Proof of Claim. Please notify the Claims Administrator of any change of your address.